Filed Pursuant to Rule 433

Registration No.333-188191

Issuer Free Writing Prospectus dated April 30, 2013

Relating to Preliminary Prospectus Supplement dated April 30, 2013

APPLE INC.

FINAL PRICING TERM SHEET

0.45% Notes due 2016 (“2016 Fixed Rate Notes”)

Issuer:	Apple Inc.
Principal Amount:	$1,500,000,000
Maturity:	May 3, 2016
Coupon:	0.45%
Price to Public:	99.819%
Interest Payment Dates:	May 3 and November 3, commencing November 3, 2013
Day Count Convention:	30/360
Benchmark Treasury:	0.25% due April 15, 2016
Benchmark Treasury Yield:	0.311%
Spread to Benchmark Treasury:	+ 20 basis points
Yield:	0.511%
Redemption:	The 2016 Fixed Rate Notes will be redeemable, in whole or in part at any time, at Apple Inc.’s option, at a redemption price calculated by Apple Inc. equal to the greater of (i) 100% of the principal amount of the 2016 Fixed Rate Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2016 Fixed Rate Notes) plus 5 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.
Trade Date:	April 30, 2013
Settlement Date:	May 3, 2013 (T+3)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc.

AA+ (stable) by Standard & Poor’s Ratings Services

CUSIP/ISIN:	037833 AH3 / US037833AH30
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Co-Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Standard Chartered Bank

Floating Rate Notes due 2016

Issuer:	Apple Inc.
Principal Amount:	$1,000,000,000
Maturity:	May 3, 2016
Spread to LIBOR:	+ 5 basis points
Designated LIBOR Page:	Reuters Page LIBOR 01
Index Maturity:	3 Months
Interest Reset Period:	Quarterly
Initial Interest Rate:	Three month LIBOR plus 5 bps, determined on the second London business day preceding to the scheduled closing date
Price to Public:	100.00%
Interest Payment Dates:	February 3, May 3, August 3, November 3, commencing
August 3, 2013
Day Count Convention:	The actual number of days in an interest period and a
360-day year
Trade Date:	April 30, 2013
Settlement Date:	May 3, 2013 (T+3)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc.

AA+ (stable) by Standard & Poor’s Ratings Services

CUSIP/ISIN:	037833 AF7 / US037833AF73
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Co-Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Standard Chartered Bank

1.00% Notes due 2018 (“2018 Fixed Rate Notes”)

Issuer:	Apple Inc.
Principal Amount:	$4,000,000,000
Maturity:	May 3, 2018
Coupon:	1.00%
Price to Public:	99.631%
Interest Payment Dates:	May 3 and November 3, commencing November 3, 2013
Day Count Convention:	30/360
Benchmark Treasury:	0.625% due April 30, 2018
Benchmark Treasury Yield:	0.676%
Spread to Benchmark Treasury:	+ 40 basis points
Yield:	1.076%
Redemption:	The 2018 Fixed Rate Notes will be redeemable, in whole or in part at any time, at Apple Inc.’s option, at a redemption price calculated by Apple Inc. equal to the greater of (i) 100% of the principal amount of the 2018 Fixed Rate Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2018 Fixed Rate Notes) plus 10 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.
Trade Date:	April 30, 2013
Settlement Date:	May 3, 2013 (T+3)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc.

AA+ (stable) by Standard & Poor’s Ratings Services

CUSIP/ISIN:	037833 AJ9 / US037833AJ95
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Co-Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Standard Chartered Bank

Floating Rate Notes due 2018

Issuer:	Apple Inc.
Principal Amount:	$2,000,000,000
Maturity:	May 3, 2018
Spread to LIBOR:	+ 25 basis points
Designated LIBOR Page:	Reuters Page LIBOR 01
Index Maturity:	3 Months
Interest Reset Period:	Quarterly
Initial Interest Rate:	Three month LIBOR plus 25 bps, determined on the second London business day preceding to the scheduled closing date
Price to Public:	100.00%
Interest Payment Dates:	February 3, May 3, August 3, November 3, commencing August 3, 2013
Day Count Convention:	The actual number of days in an interest period and a
360-day year
Trade Date:	April 30, 2013
Settlement Date:	May 3, 2013 (T+3)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc.

AA+ (stable) by Standard & Poor’s Ratings Services

CUSIP/ISIN:	037833 AG5 / US037833AG56
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Co-Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Standard Chartered Bank

2.40% Notes due 2023 (“2023 Notes”)

Issuer:	Apple Inc.
Principal Amount:	$5,500,000,000
Maturity:	May 3, 2023
Coupon:	2.40%
Price to Public:	99.867%
Interest Payment Dates:	May 3 and November 3, commencing November 3, 2013
Day Count Convention:	30/360
Benchmark Treasury:	2.00% due February 15, 2023
Benchmark Treasury Yield:	1.665%
Spread to Benchmark Treasury:	+ 75 basis points
Yield:	2.415%
Redemption:	The 2023 Notes will be redeemable, in whole or in part at any time, at Apple Inc.’s option, at a redemption price calculated by Apple Inc. equal to the greater of (i) 100% of the principal amount of the 2023 Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2023 Notes) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.
Trade Date:	April 30, 2013
Settlement Date:	May 3, 2013 (T+3)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc.

AA+ (stable) by Standard & Poor’s Ratings Services

CUSIP/ISIN:	037833 AK6 / US037833AK68
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Co-Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Standard Chartered Bank

3.85% Notes due 2043 (“2043 Notes”)

Issuer:	Apple Inc.
Principal Amount:	$3,000,000,000
Maturity:	May 4, 2043
Coupon:	3.85%
Price to Public:	99.418%
Interest Payment Dates:	May 4 and November 4, commencing November 4, 2013
Day Count Convention:	30/360
Benchmark Treasury:	2.75% due November 15, 2042
Benchmark Treasury Yield:	2.883%
Spread to Benchmark Treasury:	+ 100 basis points
Yield:	3.883%
Redemption:	The 2043 Notes will be redeemable, in whole or in part at any time, at Apple Inc.’s option, at a redemption price calculated by Apple Inc. equal to the greater of (i) 100% of the principal amount of the 2043 Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2043 Notes) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.
Trade Date:	April 30, 2013
Settlement Date:	May 3, 2013 (T+3)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc.

AA+ (stable) by Standard & Poor’s Ratings Services

CUSIP/ISIN:	037833 AL4 / US037833AL42
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Co-Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Standard Chartered Bank

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Goldman, Sachs & Co. toll free at 1-866-471-2526, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, or by contacting Apple Inc.’s Investor Relations at http://investor.apple.com/contactUs.cfm.

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